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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




                                  June 3, 1996
                ------------------------------------------------
                Date of Report (Date of earliest event reported)



                         Salton/Maxim Housewares, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)





             Delaware                  0-19557        36-3777824
        ----------------------------  ------------  -------------------
        (State or other jurisdiction  (Commission        (IRS Employer
               of incorporation)      File Number)  Identification No.)



           550 Business Center Drive, Mount Prospect, Illinois  60056
           ----------------------------------------------------------
           (Address of principal executive offices)       (Zip Code)



                                 (847) 803-4600
                        -------------------------------
                        (Registrant's telephone number)



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ITEM 5.   OTHER EVENTS.

     On June 3, 1996, the Registrant announced that it has agreed in principle to acquire substantially all of the assets and certain liabilities of Block China Corporation ("Block China"). Block China designs and markets table top products, including china, crystal and glassware.

     The consideration to be paid by the Registrant would consist of $1,485,000 in cash and a warrant to purchase 25,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the closing date of the acquisition . The consideration would also include an earn-out of up to $500,000 and 150,000 shares of Common Stock based upon Block China's financial performance over a three-year period.

     The closing of the proposed acquisition is subject to the negotiation of mutually satisfactory definitive documents and the receipt by the parties of certain third party consents. There can be no assurance that the proposed acquisition will be consummated or as to the terms or timing of any such acquisition.

     On June 4, 1996, the Registrant filed revised preliminary proxy materials for a special meeting of stockholders to be held in connection with the Company's previously announced agreement with Windmere Corporation. Such proxy materials contain further information concerning Block China and the proposed acquisition.

     Reference is made to the Registrant's press release dated June 3, 1996 (Exhibit 1.)

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


     (c) Exhibit 1. Registrant's press release dated June 3, 1996 concerning the proposed acquisition of Block China.


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                                  SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     SALTON/MAXIM HOUSEWARES, INC.


                                     /s/ LEONHARD DREIMANN
                                     ---------------------------
                                     Leonhard Dreimann
Dated:  June 3, 1996                 Chairman, President
                                     and Chief Executive Officer



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                                EXHIBIT INDEX




                                                                 Sequentially-
Exhibit No.                     Description                      Numbered Page
- -----------                     -----------                      -------------
             Registrant's press release dated June 3, 1996
     1       concerning the proposed acquisition of Block China        5